Exhibit 10.28

EXHIBIT “B” TO SECURITY AGREEMENT
AND FINANCING STATEMENTS

          This Exhibit “B” is attached to, incorporated by reference in, and forms a part of that certain Security Agreement and Financing Statements (collectively, the “Security Documents”), executed and delivered by the Debtor in connection with the financing of the Project (as hereinafter defined) in favor of RED MORTGAGE CAPITAL, INC., an Ohio corporation (the “Secured Party”).

          This Exhibit “B” refers to the following collateral (the “Collateral”), which may be now or hereafter located on the premises of, relate to, or be used in connection with, the financing, construction, equipping, repair, ownership, management, and operation of a certain nursing home facility known or to be known as “VILLA LAS POSAS”, FHA Project No. 122-22056-PM-ALF-REF, located on real property (the “Land”) situated in Camarillo, Ventura County, California (the “Project”), and owned by ARV LAS POSAS, L.P., a California limited partnership (the “Debtor”):

                    As used herein, the term “Debtor” shall mean and include the terms “Mortgagor,” “Grantor,” “Trustor” and “Borrower”; the term “Secured Party” shall mean and include the terms “Lender,” “Mortgagee” and “Creditor; the term “Mortgage Property” shall mean and include the Land and the improvements situated thereon; and the term “Improvements” shall mean and include all buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

          1.          Fixtures.  All property (collectively, the “Fixtures”) which is so attached to the Land or the improvements located thereon so as to constitute a fixture under applicable law, including:  machinery, equipment, engines, motors, boilers, compressors, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone and communication systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; piping, tubing and plumbing equipment and fixtures; water heaters, ranges, stoves, ovens, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, draperies, curtains and curtain rods; mirrors, cabinets, mantles, paneling, rugs, floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

          2.          Leases.  All present and future leases, subleases, licenses, concessions or grants or other possessory interest now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if the Debtor is a cooperative housing corporation), and all modifications, extensions or renewals thereof.

          3.          Personalty.  All equipment, inventory, work-in-progress, finished, general intangibles which are now used or in the future may be used in connection with the ownership, management and operation of the Land and the Improvements or are located on the Land or in the Improvements (collectively, the “Personalty”), including furniture, furnishings, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) and other tangible personal

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property (other than Fixtures) which are now or in the future used in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating agreements relating to the Land or the Improvements, and any surveys, plans and specifications, warranties and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental licenses and permits relating to any activities on the Land or the Mortgaged Property.

          4.          Rights.  All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may been or in the future may be vacated.

          5.          Insurance Proceeds.  All proceeds paid or to be paid by any insurer of the Land, the Improvements and the Fixtures or any other part of the Mortgaged Property, whether or not the Borrower obtained the insurance pursuant to a requirement of the Lender.

          6.          Awards.  All judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation (collectively, the “Awards”), and the right to receive the same,  heretofore or hereinafter made by any municipal, state or federal authority, including interest thereon, and the right to receive the same with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from: (i) any taking of the Mortgage Property or any part thereof by the exercise of the power of condemnation or eminent domain, or the police power, (ii) any change or alteration of the grade of any street, or (iii) any other injury or decrease in the value of the Mortgaged Property or any part thereof (including but not limited to destruction or decrease in value by fire or other casualty), all of which Awards, rights thereto and shares therein are hereby assigned to the Secured Party, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor and to apply, at its option, the net proceeds thereof, after deducting expenses of collection, as a credit upon any portion, as selected by the Secured Party, of the indebtedness secured by the Security Documents, and including any conveyance in lieu thereof.

          7.          Contracts.  All contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by the Debtor now or in the future, including cash or securities or other security deposited to secure performance by the parties of their obligations, and all construction contacts, architectural and engineering agreements and management contracts now or in the future existing pertaining to the construction, development, repair, operation, ownership, equipping or management of the Mortgaged Property.

          8,          Property Documents.  All architectural, engineering and similar plans, specifications, drawings, reports, surveys, plats, permits, sewer taps and allocations, agreements for utility services, bonds, warranties, guarantees, architectural, engineering, construction and management agreements and the like pertaining to the construction, development, repair, operation, management and maintenance of the Mortgaged Property.

          9.          Proceeds.  All payments, proceeds, settlements or other compensation from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds.

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          10.         Receipts.  All rents, earnings, revenues, royalties, charges accounts receivable, issues and profits from the ownership, operation or management of the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument, and, if the Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders, members or residents.

          11.         Imposition Deposits.  All deposits made by the Borrower to the Lender on the day monthly installments of principal or interest, or both, are due under the Note secured by the Mortgaged Property (or on another day designated in writing by the Lender), until the Indebtedness is paid in full, that is an additional amount sufficient to accumulate with the Lender the entire sum required to pay, when due (i) any water and sewer charges which, if not paid, could result in a lien on all or any part of the Mortgaged Property, (ii) the premiums for fire and other hazard insurance, rent loss insurance and such other insurance as the Lender may require under the terms of the Security Agreement, (iii) taxes, and (iv) amounts for other charges and expenses which the Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect the Lender’s interests, all as reasonably determined from time to time by the Lender.

          12.         Refunds.  All refunds or rebates of impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which the mortgage securing the Note is dated).

          13.         Tenant Security Deposits.  All tenant security deposits which have not been forfeited by any tenant under any lease.

          14.         Names, Trademarks and Goodwill.  All names under or by which any of the Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

          15.         Books and Records.  All of the records and books of account now or hereinafter maintained by or on behalf of the Debtor and/or its agents and employees in connection with the Mortgaged Property.

          16.         Funds and Accounts.  All estate, right, title and interest, if any, of the Debtor in and to all of the following funds and accounts and investments of funds and accounts:

                         (a)     All accounts receivable to which the Debtor is now entitled or to which it may be entitled at any future time.

                         (b)     All cash funds and escrows maintained with, required by or under the control of the Lender in connection with the Mortgaged Property including, without limitation:  mortgage loan escrows; Replacement Reserve Funds; Sinking Funds (if applicable); Surplus Cash and/or Residual Receipts; and all escrows (as applicable) for operating deficits, debt service reserves, interest rate differential, minor movable equipment, change orders, demolition, off-site construction, latent defects, and repairs; and any other funds and accounts now or in the future held by the Lender and its successors and assigns.

                         (c)     Any cash escrow funds and any and all funds, securities, instruments, documents and other property which are at any time paid to, deposited with, under the control of, or in the possession of the Secured Party, or any of its agents, branches, affiliates, correspondents or others acting on its behalf.

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                         (d)     The interest of the Debtor in and to any and all funds created or established and held by the Trustee pursuant to any indenture of trust or similar instrument authorizing the issuance of bonds or notes for the purpose of financing the Project located upon the Property.

                         (e)     All bank accounts, certificates of deposit, letters of credit, securities, the Mortgaged Property; and every renewal or replacement thereof or articles in substitution therefor, whether or not the same are now or hereafter attached to the Mortgaged Property in any manner; all except for any right, title or interest therein owned by any tenant (it being agreed that all personal property owned by the Debtor and placed by it on the Mortgaged Property shall, so far as permitted by law, be deemed to be affixed to the Property, appropriated to its use, and covered by each of the Security Documents to which this Exhibit is attached).

          17.         Facility Assets:  All estate, right, title and interest, if any, of the Debtor in and to all of the assets associated with or arising out of or in connection with the operation of a nursing home, residential care facility, assisted living facility or similar facility on the Mortgaged Property:

                         (a)     All major movable equipment located on the Mortgaged Property and used in connection with the Project.

                         (b)     All hospital beds, medical equipment and apparatus, and all other equipment goods and personal property s are commonly used in the full furnishing and equipping of such facility, whether personal property, inventory or fixtures, whether now owned or hereafter from time to time acquired by the Debtor, together with all substitutions, replacements, additions, attachments, accessories, accretions, their component parts thereto or thereof, all other items of like property and all accounts and contract rights covering or relating to any of all thereof, whether now in existence or hereafter arising, and relating to, situated on, or used or usable in connection with the ownership, operation, management, use and occupancy of the Project.

                         (c)     All licenses, permits and approvals issued by any federal, state and local governmental entity in connection with or relating to the ownership, operation, management, use and occupancy of the Project.

                         (d)     All Medicare/Medicaid Provider Agreements pertaining to the Project, whether nor existing or hereinafter issued to or for the benefit of the Debtor or as to which the Debtor may now or at any future time have any right, title or interest.

          18.         Proceeds.  Proceeds, products, returns, additions, accessions, accretions, component parts, replacements and substitutions of and to any and all of the above.